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                                                                      EXHIBIT 99

          FOR IMMEDIATE RELEASE
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          Media contacts:     Deborah Spak, (847) 948-2349
                              Sally Benjamin Young, (847) 948-2304

          Investor contacts:  Neville Jeharajah, (847) 948-2875
                              Mary Kay Ladone, (847) 948-3371

            BAXTER ANNOUNCES SEVERAL ACTIONS TO IMPROVE PROFITABILITY
                              AND RETURN ON ASSETS

  Baxter to Take Second Quarter After-Tax Charge of Approximately $200 million for Facility Write-Downs and Severance Costs

                   Baxter Reduces Guidance for Full-Year 2003

     DEERFIELD, Ill., July 2, 2003 - Baxter International Inc. (NYSE:BAX) today announced several measures to position the company more competitively and to enhance its long-term profitability.

     The company plans to close 26 plasma collection centers across the United States and a plasma fractionation facility located in Rochester, Mich., to improve the economics of its plasma therapies business. In addition, Baxter has a number of other initiatives underway across the company to reduce expenses, including reductions in its workforce and infrastructure. The company anticipates that it will take a charge in the second quarter of 2003 of approximately $200 million, or $0.30 per share, after-tax (approximately half cash and half non-cash) to write down facilities and for severance

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BAXTER ANNOUNCES ACTIONS TO IMPROVE PROFITABILITY - PAGE 2
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costs for an estimated 2,500 employees, representing nearly 5 percent of
Baxter's global workforce.

     "We continue to focus on operational excellence to improve our overall performance and enhance our position in a competitive, global marketplace. This focus is directed toward increasing profitability, cash flow and shareholder returns," said Harry M. Jansen Kraemer, Jr., chairman and chief executive officer.

Company Plans to Improve Economics of Plasma Operations

     The market for plasma-derived products has changed dramatically over the last year, with pricing for some of these therapies declining more than 20 percent. A number of products are fractionated, or manufactured, from human plasma, including albumin, clotting factors used in the treatment of bleeding disorders and immune globulins used in the treatment of immune disorders. Baxter plans to significantly improve its plasma economics by reducing the amount of plasma collected and fractionated, and optimizing its supply. Specifically, Baxter will reduce its total annual plasma production from 4.6 million liters to
4.0 million liters, and will reduce the number of plasma collection centers it operates from 120 centers to 94. The closings of the Rochester, Mich., fractionation facility and the plasma collection centers will impact approximately 800 employees.

      "While these decisions are difficult, I am confident that these actions are important for the long-term positioning of the company," Kraemer said.

Baxter Reduces Guidance for Full-Year 2003

     Baxter continues to expect that its second quarter 2003 sales growth will be in the range of 8 to 10 percent, and that earnings per diluted share from continuing operations, including the estimated $0.30 special charge, will be in the range of $0.10 to $0.12. However, Baxter is revising its full-year guidance to reflect expectations of lower growth

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BAXTER ANNOUNCES ACTIONS TO IMPROVE PROFITABILITY - PAGE 3
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in its BioScience business. Specifically, Baxter expects its results from continuing operations for full-year 2003 to be:

.. Sales growth of 8 - 10 percent

.. Earnings per diluted share (including the estimated $0.30 charge) of $1.65 to
  $1.75

.. Cash flow from operations (including estimated cash charges of approximately
  $100 million) of approximately $1.2 billion

     The company now expects full-year sales growth in its BioScience business to be in the 5- to 10-percent range, due to reduced sales of plasma-derived therapeutics and slowing industry demand for products used in the collection, storage and processing of blood and blood components. Baxter's expectations for full-year sales growth in its Medication Delivery business remains unchanged, in the 12- to 16-percent range, and Renal sales growth remains unchanged in the range of two to five percent.

     Baxter will provide an update on the changes announced today and additional details when the company reports its second quarter financial results on Thursday, July 17. Baxter also will conduct a live webcast of its second quarter conference call for investors, which can be accessed from a link on Baxter's website at www.baxter.com beginning at 7:30 a.m. CDT on July 17, 2003. Please visit Baxter's website for additional information.

     Baxter International Inc., through its subsidiaries, assists health-care professionals and their patients with treatment of complex medical conditions, including cancer, hemophilia, immune disorders, kidney disease and trauma. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients' lives.

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BAXTER ANNOUNCES ACTIONS TO IMPROVE PROFITABILITY - PAGE 4
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Related Questions and Answers
-----------------------------

Q1. How much will Baxter save as a result of these changes?

A1.When fully implemented, the company expects that these actions will generate incremental annual savings of $0.10 to $0.15 per share before the impact of anticipated increases in pension and other employee benefit costs in 2004 and beyond.

Q2. What does the charge include?

A2. The approximately $200 million after-tax charge includes:

        . Reducing total plasma production from 4.6 million liters today to 4.0 million liters (including approximately 1.0 million liters fractionated for the American Red Cross) to enhance the revenue generated per liter.

        . Closing 26 plasma collection centers (with collections of approximately 450,000 liters)

        . Closing a fractionation facility in Rochester, Mich., with 700,000 liters of fractionating capacity.

        . Other reductions in workforce and infrastructure to position the company for increased earnings, cash flow and returns.

Q3. Does this announcement affect your BioScience plasma strategy?

A3. We continue to focus on maximizing the revenue per liter of plasma we collect and fractionate, while maintaining our industry-leading cost position. Our focus has shifted, though, from capacity expansion to capacity optimization. Given current market conditions, where supply equals or exceeds demand for some fractions, capacity expansion becomes less economical. While the changes we are making will result in lower sales of plasma proteins, over the next four years, we would expect to increase gross margins, cash flow and return on assets.

Q4. Does the charge include a write-off of any inventory? What impact will it have on your inventory levels going forward?

A4. The charge that was announced today does not include a write-off of any inventory. We expect the plasma products inventory to decline annually beginning in 2004.

Q5. What is happening with the Alpha Therapeutic acquisition?

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BAXTER ANNOUNCES ACTIONS TO IMPROVE PROFITABILITY - PAGE 5
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A5. Since the announcement of our intent to acquire certain Alpha Therapeutic assets, another company has been in negotiations to acquire the remainder of Alpha's assets. While we continue with our negotiations and expect to close the acquisition as quickly as possible, these developments have increased the complexity and changed the timing of closing.

Q6. Is this change in guidance related to any changes in your assumptions on ADVATE?

A6. No.

     This news release contains forward-looking statements that involve risks and uncertainties, including the effect of economic conditions, actions of regulatory bodies, product development risks, product demand and market acceptance, the impact of competitive products and pricing, foreign currency exchange rates and other risks detailed in the company's filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.

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